Exhibit 99.01
Green Dot Reports Second Quarter 2020 Results
Pasadena, CA - August 4, 2020 - Green Dot Corporation (NYSE: GDOT) today reported financial results for the quarter ended June 30, 2020.
“During this incredibly unfortunate pandemic, we are proud that our products and services were used and relied upon by millions of consumers and small businesses directly and through our partners to receive much needed funds and support from various government entities. This unprecedented crisis also clearly illustrates the strength of the diversified business of Green Dot as well as long term opportunities for widespread digital payments adoption.” said Dan Henry, CEO. "I'm very optimistic about the potential we have and thrilled about the leadership team we have put together over these past three months."
GAAP financial results for the second quarter of 2020 compared to the second quarter of 2019:
•Total operating revenues on a generally accepted accounting principles (GAAP) basis were $316.2 million for the second quarter of 2020, up from $278.3 million for the second quarter of 2019.
•GAAP net income was $3.3 million for the second quarter of 2020, compared to net income of $34.7 million for the second quarter of 2019.
•GAAP diluted earnings per common share was $0.06 for the second quarter of 2020, compared to diluted earnings per share of $0.64 for the second quarter of 2019.
Non-GAAP financial results for the second quarter of 2020 compared to the second quarter of 2019:1
•Non-GAAP total operating revenues1 were $300.0 million for the second quarter of 2020, up from $265.0 million for the second quarter of 2019, representing a year-over-year increase of 13%.
•Adjusted EBITDA1 was $45.3 million, or 15.1% of non-GAAP total operating revenues1 for the second quarter of 2020, down from $74.6 million, or 28.2% of non-GAAP total operating revenues1 for the second quarter of 2019.
•Non-GAAP net income1 was $23.4 million for the second quarter of 2020, down from $48.4 million for the second quarter of 2019.
•Non-GAAP diluted earnings per share1 was $0.43 for the second quarter of 2020, down from $0.90 for the second quarter of 2019.

1	Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to adjusted EBITDA, net income to non-GAAP net income, and diluted earnings per share to non-GAAP diluted earnings per share, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Key Metrics
The following table shows Green Dot's quarterly key business metrics for each of the last six calendar quarters. Please refer to Green Dot’s latest Quarterly Report on Form 10-Q for a description of the key business metrics.

	2020		2019
	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Gross dollar volume	$15,107	$14,294	$10,636	$9,827	$10,019	$12,977
Gross dollar volume from direct deposit sources	$10,568	$10,654	$7,112	$6,843	$7,208	$10,217
Active accounts at quarter end	6.25	5.74	5.04	5.18	5.66	6.05
Direct deposit active accounts at quarter end	3.12	2.99	2.14	2.14	2.31	2.87
Purchase volume (1)	$8,477	$8,282	$6,287	$6,047	$6,470	$8,200
Number of cash transfers	12.48	12.13	12.08	11.73	11.25	10.98
Number of tax refunds processed	1.90	9.70	0.07	0.11	2.52	9.39

(1)	In 2020, purchase volume excludes volume generated by certain BaaS programs where the BaaS partner earns interchange and Green Dot earns a platform fee.

“During the second quarter, many of our KPIs experienced accelerating growth, specifically, the number of direct deposit active accounts grew year-over-year by 35% and our gross dollar volume and purchase volume grew by 51% and 31%, respectively.” said Jess Unruh, interim CFO. "We saw a strong recovery from the combination of stimulus funds and incremental unemployment benefits provided under the CARES Act and the acceleration of many of the digital payment trends that existed pre-COVID. This resulted in a higher demand and usage of our products and services that has persisted into July."
2020 Financial Guidance
The continued uncertainty regarding the duration and the related impact of COVID-19 on the U.S. economy and any government response makes it is difficult for Green Dot to reasonably estimate its future financial results at this time; therefore, Green Dot will not be providing a financial outlook for the full year 2020.
Business Update Related to COVID-19
Green Dot has taken steps to ensure the health and safety of our employees and continued service to our customers and partners, while at the same time seeking to mitigate the impact of the pandemic on our financial condition and results of operations.
Employees and business continuity plan
Over the course of the first quarter in 2020, Green Dot enacted business continuity plans in Shanghai, China and across the United States, mandated that its employees work from home, required contractors to work remotely and implemented strict travel restrictions. Green Dot's employees have been successful in maintaining its operations in a remote work environment and its offices in China have since reopened consistent with local guidelines. Green Dot experienced disruption in staffing levels at its third-party call centers across the globe during March and second quarter of 2020. Green Dot has since restored these staffing levels and continues to work with its partners to monitor business operations.

Trends in key metrics and revenue
Overall, the year-over-year trends in Green Dot's key metrics and revenues in January and February were strong and then exhibited a marked slowdown in late March and early April as the impact of COVID-19 intensified. As the second quarter of 2020 progressed, key metrics and revenue improved as new and existing customers utilized Green Dot's platform to receive stimulus funds and unemployment benefits.
The extent of the impacts from these conditions remains uncertain and dependent on various factors, including the continued severity and transmission rate of the virus, the nature of and duration for which the preventative measures remain in place, the extent and effectiveness of containment and mitigation actions, the type of stimulus measures and other policy responses that the U.S. government may further adopt, and the impact of these and other factors on Green Dot's employees, customers, retail distributors, partners and vendors.
Impacts on interest income, cost structure and liquidity
In March 2020, the Federal Reserve announced reductions in short-term interest rates that have lowered the yields on Green Dot's cash and investment balances and therefore, Green Dot expects a reduction in the amount of interest income it earns for the remainder of the year.
As a result of these conditions since the beginning of this pandemic, Green Dot has experienced and may continue to experience increased costs, including higher call center costs and disputed transaction losses. While Green Dot has implemented cost-saving measures to offset increased costs and are otherwise working to mitigate the conditions driving our higher costs, the conditions caused by the pandemic could continue to adversely affect Green Dot's business, results of operations, and financial condition in future periods.
Green Dot has taken steps to strengthen its liquidity position and ensure it has ample flexibility to pursue strategic priorities, instituting an enterprise-wide headcount freeze and delaying or reducing non-critical projects. Green Dot has $100 million available under its revolving credit facility should it need additional liquidity in the short-term.

Conference Call
Green Dot will host a conference call to discuss second quarter 2020 financial results today at 5:00 p.m. ET. Hosting the call will be Dan Henry, Chief Executive Officer, and Jess Unruh, interim Chief Financial Officer. The conference call can be accessed live from Green Dot's investor relations website at http://ir.greendot.com/. A replay of the webcast will be available at the same website following the call. The replay will be available until Tuesday August 11, 2020.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements in the quotes of its executive officers and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the impact of the COVID-19 pandemic on Green Dot’s business, results of operations and financial condition, and the effectiveness of Green Dot’s measures taken in response to the pandemic, the timing and impact of revenue growth activities, Green Dot's dependence on revenues derived from Walmart, impact of competition, Green Dot's reliance on retail distributors for the promotion of its products and services, demand for Green Dot's new and existing products and services, continued and improving returns from Green Dot's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, Green Dot's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting Green Dot's operating methods or economics, Green Dot's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and Green Dot's involvement litigation or investigations. These and other risks are discussed in greater detail in Green Dot's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on Green Dot's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of August 4, 2020, and Green Dot assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement Green Dot's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), Green Dot uses measures of operating results that are adjusted to exclude, among other things, non-operating net interest income and expense; income tax benefit and expense; depreciation and amortization, including amortization of acquired intangibles; certain legal settlement charges; stock-based compensation and related employer payroll taxes; change in the fair value of contingent consideration; impairment charges; extraordinary severance and related restructuring expenses; gains or losses from equity method investments; realized gains or losses on the sale of investment securities; commissions and certain processing-related costs associated with BaaS products and services where Green Dot does not control customer acquisition; other charges and income; and income tax effects. This earnings release includes non-GAAP total operating revenues, adjusted EBITDA, non-GAAP net income, and non-GAAP diluted earnings per share. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with Green Dot's financial measures prepared in accordance with GAAP. Green Dot's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. Green Dot believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Green Dot's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate Green Dot's business and make operating decisions. For additional information regarding Green Dot's use of non-GAAP financial measures and the items excluded by Green Dot from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of Green Dot's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of Green Dot's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation, [NYSE:GDOT], is a financial technology leader and bank holding company with a mission to power the banking industry’s branchless future. Enabled by proprietary technology and Green Dot’s wholly-owned commercial bank charter, Green Dot’s “Banking as a Service” platform is used by a growing list of America’s most prominent consumer and technology companies to design and deploy their own bespoke banking solutions to their customers and partners, while Green Dot uses that same integrated technology and banking platform to design and deploy its own leading collection of banking and financial services products directly to consumers through one of the largest retail banking distribution platforms in America. Green Dot products are marketed under brand names such as Green Dot, GoBank, MoneyPak, AccountNow, RushCard and RapidPay, and can be acquired through more than 100,000 retailers nationwide, thousands of corporate paycard partners, several “direct-2-consumer” branded websites, thousands of tax return preparation offices and accounting firms, thousands of neighborhood check cashing locations and both of the leading app stores. Green Dot Corporation is headquartered in Pasadena, California, with additional facilities throughout the United States and in Shanghai, China.

Contacts
Investor Relations
IR@greendot.com

Media Relations
PR@greendotcorp.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30, 2020	December 31, 2019
	(unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$1,931,467	$1,063,426
Restricted cash	5,944	2,728
Investment securities available-for-sale, at fair value	—	10,020
Settlement assets	312,401	239,222
Accounts receivable, net	46,562	59,543
Prepaid expenses and other assets	57,694	66,183
Income tax receivable	1,364	870
Total current assets	2,355,432	1,441,992
Investment securities available-for-sale, at fair value	241,534	267,419
Loans to bank customers, net of allowance for loan losses of $570 and $1,166 as of June 30, 2020 and December 31, 2019, respectively	19,551	21,417
Prepaid expenses and other assets	42,346	10,991
Property, equipment, and internal-use software, net	148,258	145,476
Operating lease right-of-use assets	23,476	26,373
Deferred expenses	6,910	16,891
Net deferred tax assets	9,097	9,037
Goodwill and intangible assets	506,117	520,994
Total assets	$3,352,721	$2,460,590
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$27,351	$37,876
Deposits	2,000,570	1,175,341
Obligations to customers	88,508	69,377
Settlement obligations	10,696	13,251
Amounts due to card issuing banks for overdrawn accounts	255	380
Other accrued liabilities	133,256	107,842
Operating lease liabilities	8,075	8,764
Deferred revenue	13,448	28,355
Income tax payable	20,035	3,948
Total current liabilities	2,302,194	1,445,134
Other accrued liabilities	7,547	10,883
Operating lease liabilities	20,912	24,445
Line of credit	—	35,000
Net deferred tax liabilities	17,843	17,772
Total liabilities	2,348,496	1,533,234

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of June 30, 2020 and December 31, 2019; 53,297 and 51,807 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	53	52
Additional paid-in capital	323,083	296,224
Retained earnings	678,898	629,040
Accumulated other comprehensive income	2,191	2,040
Total stockholders’ equity	1,004,225	927,356
Total liabilities and stockholders’ equity	$3,352,721	$2,460,590

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$152,681	$121,613	$294,075	$251,190
Processing and settlement service revenues	65,450	67,073	188,516	174,652
Interchange revenues	95,970	81,334	186,836	173,875
Interest income, net	2,139	8,306	8,982	19,123
Total operating revenues	316,240	278,326	678,409	618,840
Operating expenses:
Sales and marketing expenses	106,811	87,432	223,549	186,133
Compensation and benefits expenses	58,867	48,298	111,932	109,773
Processing expenses	71,371	49,222	142,466	100,854
Other general and administrative expenses	73,801	49,411	136,223	96,732
Total operating expenses	310,850	234,363	614,170	493,492
Operating income	5,390	43,963	64,239	125,348
Interest expense, net	443	66	684	1,670
Other income (expense), net	2,154	(99)	2,346	34
Income before income taxes	7,101	43,798	65,901	123,712
Income tax expense	3,807	9,106	15,762	24,977
Net income	$3,294	$34,692	$50,139	$98,735

Basic earnings per common share:	$0.06	$0.66	$0.95	$1.87
Diluted earnings per common share:	$0.06	$0.64	$0.93	$1.82
Basic weighted-average common shares issued and outstanding:	52,275	52,588	52,084	52,818
Diluted weighted-average common shares issued and outstanding:	53,164	53,811	52,913	54,154

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2020	2019
	(In thousands)
Operating activities
Net income	$50,139	$98,735
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and internal-use software	28,175	23,003
Amortization of intangible assets	14,231	16,349
Provision for uncollectible overdrawn accounts from purchase transactions	4,398	4,047
Stock-based compensation	24,987	23,242
Losses in equity method investment	2,716	—
Realized gain on sale of available-for-sale investment securities	(5,062)	—
Amortization of premium (discount) on available-for-sale investment securities	432	(224)
Amortization of deferred financing costs	84	1,124
Impairment of internal-use software	1,068	104
Changes in operating assets and liabilities:
Accounts receivable, net	8,583	8,696
Prepaid expenses and other assets	9,285	8,051
Deferred expenses	9,981	13,634
Accounts payable and other accrued liabilities	13,665	(31,207)
Deferred revenue	(15,096)	(18,799)
Income tax receivable/payable	15,407	20,929
Other, net	(1,477)	(616)
Net cash provided by operating activities	161,516	167,068

Investing activities
Purchases of available-for-sale investment securities	(208,502)	(90,216)
Proceeds from maturities of available-for-sale securities	61,717	50,354
Proceeds from sales of available-for-sale securities	187,668	101
Payments for acquisition of property and equipment	(31,395)	(37,746)
Net changes in loans	1,612	(1,296)
Investment in TailFin Labs, LLC	(35,000)	—
Other	(832)	—
Net cash used in investing activities	(24,732)	(78,803)

Financing activities
Repayments of borrowings from notes payable	—	(60,000)
Borrowings on revolving line of credit	100,000	—
Repayments on revolving line of credit	(135,000)	—
Proceeds from exercise of options and ESPP purchases	4,858	4,836
Taxes paid related to net share settlement of equity awards	(2,985)	(16,874)
Net increase in deposits	826,203	140,110
Net decrease in obligations to customers	(56,603)	(48,306)
Contingent consideration payments	(2,000)	(2,634)
Repurchase of Class A common stock	—	(100,000)
Net cash provided by (used in) financing activities	734,473	(82,868)

Net increase in unrestricted cash, cash equivalents and restricted cash	871,257	5,397
Unrestricted cash, cash equivalents and restricted cash, beginning of period	1,066,154	1,095,218
Unrestricted cash, cash equivalents and restricted cash, end of period	$1,937,411	$1,100,615

Cash paid for interest	$759	$1,604
Cash paid for income taxes	$34	$3,702

Reconciliation of unrestricted cash, cash equivalents and restricted cash at end of period:
Unrestricted cash and cash equivalents	$1,931,467	$1,096,498
Restricted cash	5,944	4,117
Total unrestricted cash, cash equivalents and restricted cash, end of period	$1,937,411	$1,100,615

GREEN DOT CORPORATION
REPORTABLE SEGMENTS
(UNAUDITED)

	Three Months Ended June 30, 2020
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$255,766	$67,877	$(7,403)	$316,240
Operating expenses	228,723	49,669	32,458	310,850
Operating income	$27,043	$18,208	$(39,861)	$5,390

	Three Months Ended June 30, 2019
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$216,032	$70,040	$(7,746)	$278,326
Operating expenses	165,574	45,867	22,922	234,363
Operating income	$50,458	$24,173	$(30,668)	$43,963

	Six Months Ended June 30, 2020
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$501,116	$193,507	$(16,214)	$678,409
Operating expenses	440,266	116,988	56,916	614,170
Operating income	$60,850	$76,519	$(73,130)	$64,239

	Six Months Ended June 30, 2019
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$455,665	$180,689	$(17,514)	$618,840
Operating expenses	342,361	100,382	50,749	493,492
Operating income	$113,304	$80,307	$(68,263)	$125,348

Green Dot's operations are comprised of two reportable segments: 1) Account Services and 2) Processing and Settlement Services. The Account Services segment consists of revenues and expenses derived from Green Dot's deposit account programs, such as prepaid cards, debit cards, consumer and small business checking accounts, secured credit cards, payroll debit cards and gift cards. These deposit account programs are marketed under several of Green Dot's leading consumer brand names and under the brand names of Green Dot's Banking as a Service, or "BaaS," partners. The Processing and Settlement Services segment consists of revenues and expenses derived from Green Dot's products and services that specialize in facilitating the movement of cash on behalf of consumers and businesses, such as consumer cash processing services, wage disbursements and tax refund processing services. The Corporate and Other segment primarily consists of eliminations of intersegment revenues and expenses, unallocated corporate expenses, depreciation and amortization, and other costs that are not considered when management evaluates segment performance.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(In thousands)
Total operating revenues	$316,240	$278,326	$678,409	$618,840
Net revenue adjustments (8)	(16,221)	(13,351)	(31,849)	(28,148)
Non-GAAP total operating revenues	$300,019	$264,975	$646,560	$590,692
Reconciliation of Reportable Segment Revenues to Non-GAAP Reportable Segment Revenues (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(In thousands)
Account Services
Operating revenues	$255,766	$216,032	$501,116	$455,665
Net revenue adjustments (8)	(14,792)	(9,717)	(26,827)	(21,142)
Non-GAAP operating revenues	$240,974	$206,315	$474,289	$434,523

Processing and Settlement Services
Operating revenues	$67,877	$70,040	$193,507	$180,689
Net revenue adjustments (8)	(1,429)	(3,634)	(5,022)	(7,006)
Non-GAAP operating revenues	$66,448	$66,406	$188,485	$173,683
Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(In thousands, except per share data)
Net income	$3,294	$34,692	$50,139	$98,735
Stock-based compensation and related employer payroll taxes (3)	13,758	8,830	25,336	24,413
Amortization of acquired intangible assets (4)	6,952	8,175	14,231	16,349
Amortization of deferred financing costs (5)	42	128	84	1,124
Impairment charges (5)	1,088	4	1,068	104
Extraordinary severance and other restructuring expenses (6)	3,583	1,534	4,319	4,390
Losses in equity method investments (5)	2,939	—	2,716	—
Realized gain on sale of of investment securities (5)	(5,062)	—	(5,062)	—
Other (income) expense (5)	(31)	99	—	(34)
Income tax effect (7)	(3,146)	(5,110)	(9,041)	(14,187)
Non-GAAP net income	$23,417	$48,352	$83,790	$130,894
Diluted earnings per common share
GAAP	$0.06	$0.64	$0.93	$1.82
Non-GAAP	$0.43	$0.90	$1.56	$2.42

Diluted weighted-average common shares issued and outstanding
GAAP	53,164	53,811	52,913	54,154
Non-GAAP	54,004	53,811	53,788	54,154

GREEN DOT CORPORATION

Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(In thousands)
Diluted weighted-average shares issued and outstanding	53,164	53,811	52,913	54,154
Weighted-average unvested restricted shares	840	—	875	—
Non-GAAP diluted weighted-average shares issued and outstanding	54,004	53,811	53,788	54,154

Supplemental Detail on Diluted Weighted-Average Common Shares Issued and Outstanding
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(In thousands)
Class A common stock outstanding as of June 30:	53,297	51,809	53,297	51,809
Weighting adjustment	(182)	779	(338)	1,009
Dilutive potential shares:
Stock options	58	131	57	150
Service based restricted stock units	567	456	469	586
Performance-based restricted stock units	258	630	299	592
Employee stock purchase plan	6	6	4	8
Diluted weighted-average common shares issued and outstanding	54,004	53,811	53,788	54,154
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(In thousands)
Net income	$3,294	$34,692	$50,139	$98,735
Interest expense, net (2)	443	66	684	1,670
Income tax expense	3,807	9,106	15,762	24,977
Depreciation and amortization of property, equipment and internal-use software (2)	14,479	12,121	28,175	23,003
Stock-based compensation and related employer payroll taxes (2)(3)	13,758	8,830	25,336	24,413
Amortization of acquired intangible assets (2)(4)	6,952	8,175	14,231	16,349
Impairment charges (2)(5)	1,088	4	1,068	104
Extraordinary severance and other restructuring expenses (2)(6)	3,583	1,534	4,319	4,390
Losses in equity method investments (2)(5)	2,939	—	2,716	—
Realized gain on sale of investment securities (2)(5)	(5,062)	—	(5,062)	—
Other (income) expense (2)(5)	(31)	99	—	(34)
Adjusted EBITDA	$45,250	$74,627	$137,368	$193,607

Non-GAAP total operating revenues	$300,019	$264,975	$646,560	$590,692
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	15.1%	28.2%	21.2%	32.8%

(1)To supplement Green Dot’s consolidated financial statements presented in accordance with GAAP, Green Dot uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as Green Dot does. These financial measures are adjusted to eliminate the impact of items that Green Dot does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons Green Dot considers them appropriate.
Green Dot believes that the non-GAAP financial measures it presents are useful to investors in evaluating Green Dot’s operating performance for the following reasons:
•Green Dot records stock-based compensation from period to period, and recorded stock-based compensation expenses and related employer payroll taxes, net of forfeitures, of approximately $13.8 million and $8.8 million for the three months ended June 30, 2020 and 2019, respectively. By comparing Green Dot’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate Green Dot’s operating results without the additional variations caused by stock-based compensation expense and related employer payroll taxes, which may not be comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations;
•adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as non-operating net interest income and expense, income tax benefit and expense, depreciation and amortization, stock-based compensation and related employer payroll taxes, changes in the fair value of contingent consideration, impairment charges, severance costs related to extraordinary personnel reductions, certain legal settlement charges, gains or losses from equity method investments, realized gains or losses on the sale of investment securities, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and
•securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
Green Dot’s management uses the non-GAAP financial measures:
▪as measures of operating performance, because they exclude the impact of items not directly resulting from Green Dot’s core operations;
▪for planning purposes, including the preparation of Green Dot’s annual operating budget;
▪to allocate resources to enhance the financial performance of Green Dot’s business;
▪to evaluate the effectiveness of Green Dot’s business strategies;
▪to establish metrics for variable compensation; and
▪in communications with Green Dot’s board of directors concerning Green Dot’s financial performance.
Green Dot understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of Green Dot’s results of operations as reported under GAAP. Some of these limitations are:
▪that these measures do not reflect Green Dot’s capital expenditures or future requirements for capital expenditures or other contractual commitments;
▪that these measures do not reflect changes in, or cash requirements for, Green Dot’s working capital needs;
▪that these measures do not reflect non-operating interest expense or interest income;
▪that these measures do not reflect cash requirements for income taxes;
▪that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and
▪that other companies in Green Dot’s industry may calculate these measures differently than Green Dot does, limiting their usefulness as comparative measures.
(2)Green Dot does not include any income tax impact of the associated non-GAAP adjustment to adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(3)This expense consists primarily of expenses for restricted stock units (including performance-based restricted stock units), performance-based stock options and related employer payroll taxes. Stock-based compensation expense is not comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations. Green Dot excludes stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that Green Dot does not believe are reflective of ongoing operating results. Green Dot also believes that it is not useful to investors to understand the impact of stock-based compensation to its results of operations. Further, the related employer payroll taxes are dependent upon volatility in Green Dot's stock price, as well as the timing and size of option exercises and vesting of restricted stock units, over which Green Dot has limited to no control. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(4)Green Dot excludes certain income and expenses that are the result of acquisitions. These acquisition-related adjustments include items such as the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in Green Dot recording expenses or fair value adjustments in its GAAP financial statements. Green Dot analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition-related adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items are included as a component of other general and administrative expenses on Green Dot's consolidated statements of operations, as applicable for the periods presented.
(5)Green Dot excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in Green Dot's GAAP financial statements, Green Dot excludes them in its non-GAAP financial measures because Green Dot believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include items such as amortization attributable to deferred financing costs, impairment charges related to internal-use software, gains or losses from equity method investments, credit-related impairment and/or realized gains or losses on the sale of investment securities, legal settlement expenses and other income and expenses, as applicable for the periods presented. In determining whether any such adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. Each of these adjustments, except for amortization of deferred financing costs, gains and losses from equity method investments and credit-related impairment and/or realized gains and losses on the sale of investment securities, which are all included below operating income, are included within other general and administrative expenses on Green Dot's consolidated statements of operations.
(6)During the three and six months ended June 30, 2020, Green Dot recorded charges of $3.6 million and $4.3 million, respectively, related to compensation in connection with transition and employment agreements of certain former executives. In 2019, Green Dot recorded charges for severance costs related to extraordinary personnel reductions. Although severance expenses are an ordinary part of its operations, the magnitude and scale of this ongoing reduction in workforce for redundancies is not expected to be repeated. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(7)Represents the tax effect for the related non-GAAP measure adjustments using Green Dot's year to date non-GAAP effective tax rate. It also excludes both the impact of excess tax benefits related to stock-based compensation and the IRC §162(m) limitation that applies to performance-based restricted stock units expense as of June 30, 2020.
(8)Represents commissions and certain processing-related costs associated with Banking as a Service ("BaaS") products and services where Green Dot does not control customer acquisition.